Exhibit 10.1

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Third Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 24th day of March, 2014 (the “Third Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) SONIC FOUNDRY, INC., Maryland corporation (“Sonic Foundry”), and SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation (“Sonic Systems” and together with Sonic Foundry, jointly and severally, individually and collectively, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 27, 2011, as amended by that certain First Amendment, dated as of May 31, 2013 and as further amended by that certain Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of January 10, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) revise the Adjusted Quick Ratio financial covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.9(a) (Adjusted Quick Ratio). Section 6.9(a) is amended in its entirety and replaced with the following:

“(a) Adjusted Quick Ratio. Commencing with the monthly compliance period ending February 28, 2014 and thereafter, an Adjusted Quick Ratio, tested with respect to Borrower only, of at least 1.25:1.00; provided, that for the monthly periods ending March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, Borrower shall maintain an Adjusted Quick Ratio of at least 1.50:1.00; provided further, that commencing with the monthly compliance period ending January 31, 2015 and each monthly period ending thereafter, Borrower shall maintain an Adjusted Quick Ratio of at least 1.50:1.00.

2.2 Compliance Certificate. The Compliance Certificate attached as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Waivers. Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the Maximum Subsidiary Indebtedness financial covenant contained in Section 6.9(c) thereof at various times up to but excluding the date hereof. Bank’s waiver of Borrower’s compliance of said financial covenant shall apply only to such dates of non-compliance which occurred prior to the date hereof. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each Intellectual Property Security Agreement, each dated as of June 16, 2008 between each respective Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreements (a) contain an accurate and complete listing of all respective Intellectual Property Collateral, as defined in such Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

7. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) payment by Borrower of the non-refundable amendment and waiver fee in an amount equal to Five Thousand Dollars ($5,000), which commitment fee shall be fully-earned when paid, and (c) payment of Bank’s legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By	/s/ Tom Hertzberg
Name:	Tom Hertzberg
Title:	VP

BORROWER

SONIC FOUNDRY, INC.

By	/s/ Ken Minor
Name:	Ken Minor
Title:	CFO

SONIC FOUNDRY MEDIA SYSTEMS, INC.

By	/s/ Ken Minor
Name:	Ken Minor
Title:	CFO

Exhibit A to Third Amendment

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: SONIC FOUNDRY, INC.
SONIC FOUNDRY MEDIA SYSTEMS, INC.

The undersigned authorized officer of SONIC FOUNDRY, INC. and SONIC FOUNDRY MEDIA SYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings	Monthly within 15 days	Yes No

Transaction Reports	Weekly (monthly within 15 days during a Streamline Period) and with each request for a Credit Extension	Yes No

Projections	Within fifteen (15) following approval by the Borrower’s board of directors, and in any event within fifteen (15) days after the end of each fiscal year of Borrower, and as amended and/or updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Adjusted Quick Ratio (monthly)	[1.25][1.50]:1.00	_____:1.0	Yes No
Minimum Debt Service Ratio (quarterly)	1.25:1.00	_____:1.0	Yes No
Maximum Subsidiary Indebtedness (at all times)	<$500,000	$_______	Yes No

Performance Pricing

	Revolving Line	Applies
Adjusted Quick Ratio > 1.75:1.00	Prime + 0.75%	Yes No
Adjusted Quick Ratio < 1.75:1.00	Prime + 1.25%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SONIC FOUNDRY, INC. SONIC FOUNDRY MEDIA SYSTEMS, INC.	BANK USE ONLY
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:	Verified:
Title:		AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Adjusted Quick Ratio (Section 6.9(a))

Required: Commencing with the monthly compliance period ending February 28, 2014 and thereafter, an Adjusted Quick Ratio, tested with respect to Borrower only, of at least 1.25:1.00; provided, that for the monthly periods ending March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, Borrower shall maintain an Adjusted Quick Ratio of at least 1.50:1.00; provided further, that commencing with the monthly compliance period ending January 31, 2015 and each monthly period ending thereafter, Borrower shall maintain an Adjusted Quick Ratio of at least 1.50:1.00.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$

B.	Aggregate value of the net billed accounts receivable of Borrower	$

C.	Quick Assets (the sum of lines A plus B)	$

D.	Aggregate value of Obligations to Bank	$

E.	Without duplication, aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year	$

F.	Current Liabilities (the sum of lines D plus line E)	$

G.	The current portion of Subordinated Debt to the extent included in the definition of Current Liabilities	$

H.	Current portion of Deferred Revenue	$

I.	Adjusted Current Liabilities (line F minus line G minus line H).	$

J.	Adjusted Quick Ratio (line D divided by line I), expressed as a ratio	:1.00

Is line J equal to or greater than                     :1:00?

                 No, not in compliance                                                                                                                            Yes, in compliance

II. Debt Service Coverage Ratio (Section 6.9(b))

Required: Maintain, As of the last day of each fiscal quarter, measured on a trailing twelve (12) month basis ending as of the date of measurement, maintain a ratio of (x) (i) EBITDA plus (ii) up to Four Hundred Fifty Thousand Dollars ($450,000) of transaction expenses actually incurred by Borrower in connection with the Media Acquisitions divided by (y) Debt Service (the “Debt Service Coverage Ratio”) of at least 1.25:1.00.

Actual: All amounts measured on a trailing twelve (12) month basis

A.	EBITDA; provided that, EBITDA shall be deemed to be the following for the following periods: (i) for the quarterly period ending March 31, 2013, $479,000; (ii) for the quarterly period ending June 30, 2013, $970,000; and (iii) for the quarterly period ending September 30, 2013, $91,000.	$

B.	Up to Four Hundred Fifty Thousand Dollars ($450,000) of transaction expenses actually incurred by Borrower in connection with the Media Acquisitions	$

C.	all regularly scheduled payments of principal and interest of Indebtedness of Borrower and its Subsidiaries, other than Permitted Earnout Payments, determined on a consolidated basis, due within the trailing twelve (12) month period ended as of such date of measurement; provided, that solely with respect to the Term Loan 2014 and solely for the following periods, the amount of Indebtedness included in the calculation of “Debt Service” for such Term Loan 2014 for each of the quarterly periods ending March 31, 2014, June 30, 2014 and September 30, 2014 shall be $970,833.33.	$

D.	Debt Service Coverage Ratio ((i) line A plus line B; divided by (ii)_line C)	:1.00

Is line D equal to or greater than 1.25:1.00?

             No, not in compliance; Term Loan Reserve Period in effect.

             Yes, in compliance.

If not in compliance, no Event of Default shall be deemed to have occurred and be continuing solely as a result of Borrower’s failure to maintain such Debt Service Coverage Ratio, but only to the extent that Borrower immediately enters into a Term Loan Reserve Period and no other Event of Default has occurred and is continuing or would immediately occur as a result of entering into such Term Loan Reserve Period, including, without limitation, an “Overadvance” as describe in Section 2.2.